AMENDMENT NO. 1
TO MINERAL RIGHT OPTION AGREEMENT

This Amendment to the Mineral Right Option Agreement dated April __, 2009 (the “Amendment”), is made and entered into by and among Temasek Investments Inc., a company duly incorporated and organized under the laws of Panama (hereinafter referred to as “Optionor”), and Amazon Goldsands Ltd., a company duly incorporated and organized under the laws of Nevada, United States of America (hereinafter referred to as “Optionee”).

R E C I T A L S :

A.             Optionor and Optionee have previously entered into the Mineral Right Option Agreement, dated September 18, 2008 (the “Agreement”);

B.             The parties desire to amend the Agreement as set forth herein with the same force and effect as if such amendments were incorporated into the Agreement as originally executed.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Capitalized Terms.  Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

2.             Purchase and Sale of Shares; Purchase Price. Section 2.2(b) of the Agreement is deleted in its entirety, and the following is substituted in replacement:

Subject to the prior and due and complete exercise by the Optionee of the 25% Option in accordance with the paragraph before, the Optionee may exercise the second twenty-five percent (25%) option to acquire an additional 25% interest in the Mineral Rights, in accordance with the terms set out below (hereinafter, the “50% Option”).

In order to exercise the 50% Option, the Optionee, within 6 months from the Effective Date or as soon as practicable thereafter, shall:

(i) have exercised and completed the 25% Option;

(ii) issue 3,500,000 Optionee Shares to the order and the direction of the Optionor, or whoever persons the Optionor indicates; and

within 12 months from the Effective Date, shall:

(iii) pay to the order and the direction of the Optionor $ 750,000 (United States Dollars Seven Hundred and Fifty Thousand)  plus interest at a rate of 5% per annum accruing from the date of this Amendment to the date that payment is made, if at all.

For the purposes of this Agreement the Optionee is deemed to have fully exercised the 50% Option only once all three obligations described above in points (i), (ii) and (iii) have been completed.

Upon exercise of the 50% Option by the Optionee, the Optionor will immediately proceed to transfer to Optionee, or to the person the Optionee indicates, an additional 25% of all the outstanding shareholding in BEARDMORE.

3.             Notices.  The contact information of the Optionor set forth in Section 9.1 of the Agreement is deleted in its entirety, and the following is substituted in replacement:

Temasek Investments Inc.
16th Floor, MMG Tower
Ubanzacion Marbella
53rd E Street
Panama, Republic of Panama

4.             No Other Changes.  Except for the changes set forth in this Amendment, there are no changes made by this Amendment to the Agreement.  In the event that any terms, provisions or conditions of this Amendment shall conflict with the terms, provisions and conditions of the Agreement, the terms, provisions and conditions of this Amendment shall govern and control.

5.             Incorporation of Amendment.  The parties hereby agree that: (a) this Amendment is incorporated into and made a part of the Agreement; (b) any and all references to the Agreement shall include this Amendment; and (c) the Agreement and all terms, conditions and provisions of the Agreement are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

6.             Counterparts.  This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts taken together shall constitute but one and the same Amendment.

7.             Governing Law.  This Amendment shall, in all respect, be governed, construed, and enforced in accordance with the laws of the State of Nevada.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be effective as of the date first set forth above.

 Temasek Investments, Inc.

/s/ Jose Silva
By:          Jose Silva
Its:          Director -  President

Amazon Goldsands Ltd.

/s/ Hector Ponte
By:          Hector Ponte
Its:          Chief Executive Officer